EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 6/13/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.05%	1.94%	16.10%
Class B Units	0.04%	1.91%	15.65%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED JUNE 13, 2008

Grant Park registered profits this past week.  Gains were mostly attributed to the softs/agriculturals and fixed income markets, while losses came primarily from the currency and metals sectors.  After last week’s performance, Grant Park is up an estimated 1.94% month-to-date and up 16.10% year-to-date in the Class A units, and up an estimated 1.91% month-to-date and up 15.65% year-to-date in the Class B units.

The portfolio’s profits were driven by the grains markets this past week.  Although having performed well across most of the grains sector, the portfolio’s biggest contributor was its long corn positions.  Despite a strengthening in the U.S. dollar last week the corn markets rallied to a near 12.50% price increase.  After an unprecedented slow pace in planting this year, the Midwest states suffered yet another setback as Mother Nature punished the nation’s grain growing regions last week with ferocious rain storms, leaving many fields under as much as six inches of water.  On top of poor weather conditions, that have kept farmers out of their fields, many analysts say that the onslaught of precipitation will greatly affect harvest production as the rain has leached away recently applied fertilizer.  Fueled by these strong fundamental influences, corn reached an all time high of $7.37 per bushel with no sign of weakening by week’s end.

Gains last week can also be attributed to short positions in the domestic and foreign fixed income markets.  Speeches from European Central Bank President Jean-Claude Trichet and Fed Chairman Ben Bernanke, motioning towards firmer monetary policy with the goal of fighting inflation, had a massive impact on financial markets both in the U.S. and abroad last week.  Futures prices in the European bund and bobl and the U.S. Eurodollar markets plummeted to recent lows as yields on the underlying instruments sky-rocketed.  Analysts familiar with these markets believe that the recent dips were caused by speculator belief that several interest rate hikes, both in the U.S. and Europe, will come in to play by year’s end.

Moves in the currency market accounted for the majority of the setbacks in the portfolio last week.  For the second week in a row, long positions in the New Zealand dollar ranked amongst the worst for Grant Park.  Selling pressure drove the kiwi down as a boost in the U.S. dollar, caused by improved CPI and retail sales data, forced many speculators to liquidate positions and move into the U.S. markets.  Losses also came from long positions in the Australian Dollar.  A dual effect of a rising greenback and poor Australian unemployment results released last week drove the Aussie dollar down steadily against many of its counterparts.  Although substantially less than the

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

effects of the majors, positions in various emerging market currencies, namely the Norwegian krone, Icelandic krona, and Hungarian forint also added to setbacks.

Lastly, Grant Park experienced minor losses in the metals markets.  Despite a strong mid-week rally, the price of gold finished moderately lower moving contrary to the portfolio’s long positions.  Analysts attribute the decline in gold prices to a combination of a strengthening dollar and talks of firmer global monetary policy which has undoubtedly caused many speculators to liquidate their gold positions which are often used as a hedge for inflation.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com